Exhibit 3.1

THE GOODYEAR TIRE & RUBBER COMPANY

Code of Regulations

Adopted November 22, 1955

As Amended April 5, 1965, April 7, 1980, April 6, 1981,

April 13, 1987, May 7, 2003, April 26, 2005, April 11, 2006,

April 7, 2009, October 6, 2009, October 5, 2010

and October 4, 2011

CODE OF REGULATIONS

ARTICLE I

SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of shareholders of the Company for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting, shall be held at the principal office of the Company in Akron, Ohio, at nine o’clock a.m., or at such other place within or without the State of Ohio or time as may be designated by the Board of Directors or by the Chairman of the Board and specified in the notice of the meeting, on the second Tuesday of April in each year, unless the Board of Directors by resolution shall fix a different date, which date may be any day, other than a Sunday or a legal holiday, during the period beginning April 1 and ending June 30 of such year, in which event the meeting shall be held on the date set by such resolution.

SECTION 2. Special Meetings. Special meetings of the shareholders of the Company may be held on any business day, when called by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, or by the Board acting at a meeting, or by a majority of the directors acting without a meeting, or by the persons who hold twenty-five percent of all shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the Chief Executive Officer, the President or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven or more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within thirty days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative. Each special meeting shall be called to convene between nine o’clock a.m. and four o’clock p.m. and shall be held at the principal office of the Company in Akron, Ohio, unless the same is called by the directors, acting with or without a meeting, in which case such meeting may be held at any place either within or without the State of Ohio designated by the directors and specified in the notice of such meeting.

SECTION 3. Notice of Meetings. Not less than seven or more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place, and purposes of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery, by mail, by overnight delivery service or by any other means of communication authorized by the shareholder to whom notice is given, to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed or sent by overnight delivery service, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company. If sent by any other means of communication authorized by the shareholder, the notice shall be sent by such means of communication as authorized by the shareholder for those transmissions. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting.

SECTION 4. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise a majority of the voting power of the Company present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by a designated proportion of the shares of the Company may be authorized or taken by a lesser proportion; and provided, further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

SECTION 5. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder.

SECTION 6. Approval and Ratification of Acts of Officers and Board. Except as otherwise provided by the Articles of Incorporation or bylaw, any contract, act, or transaction, prospective or past, of the Company, of the Board, or of the officers may be approved or ratified at a meeting of the shareholders by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company, or by the written consent, with or without a meeting, of the shareholders in the manner and to the extent permitted by the Ohio General Corporation Law, provided that any such written consent shall be signed by the holders of shares entitling them to exercise no less than a majority of the voting power of the Company. Such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.

SECTION 7. Order of Business.

(a) The Chairman of the Board, or such other officer of the Company as may be designated by the Board of Directors, will call meetings of the shareholders to order and will preside at the meetings. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer will determine the order of business at the meeting and have the authority to regulate the conduct of the meeting, including (i) limiting the persons (other than shareholders or their duly appointed proxies) who may attend the meeting and (ii) establishing rules of conduct and such other procedures as the presiding officer may deem appropriate for the orderly conduct of the meeting.

(b) At any annual or special meeting of the shareholders, only such business as is properly brought before the meeting will be considered. To be properly brought before a meeting, business must be a proper matter for shareholder action and be (i) specified in the notice of the meeting (or any supplement to that notice) given in accordance with Section 2 or Section 3 of this Article I, as the case may be, (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors, or (iii) properly requested by a shareholder to be brought before the meeting in accordance with subsection (c) of this Section 7.

(c) For business to be properly requested by a shareholder to be brought before a meeting of the shareholders, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice of the business and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely written notice of the business to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, in the case of an annual meeting, not earlier than the one hundred twentieth calendar day and not later than the close of business on the ninetieth calendar day prior to the anniversary of the previous year’s annual meeting and, in the case of a special meeting, not later than the close of business on the tenth calendar day after the date of such meeting is first publicly disclosed. In no event shall the adjournment or postponement of an annual or special meeting commence a new time period (or extend the time period) for the giving of a shareholder’s notice. A shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before the meeting: (A) a description in reasonable detail of the business proposed to be brought before the meeting and the reasons therefor; (B) the name and address, as they appear on the Company’s books, or, if different, the current name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made; (C) the class and number of shares that are owned of record or beneficially by the shareholder and by any such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the Company in writing of the class and number of shares that are owned of record or beneficially by the shareholder and by any such beneficial owner as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (D) a description of any material interest that the shareholder or any such beneficial owner may have in the business; (E) a description of any agreement, arrangement or understanding with respect to such business between or among the shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (F) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) in effect as of the date of the notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to shares of common stock of the Company (including an increase or decrease in such voting power resulting from any business practice or custom), and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement, understanding, business practice or custom in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (G) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (H) a representation whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal. Notwithstanding the foregoing provisions of this Section 7(c), in order for a shareholder to submit a proposal for inclusion in the Company’s proxy statement for an annual meeting of shareholders, the shareholder must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, including Rule 14a-8 (or any comparable successor rule or regulation), and the rules and regulations thereunder. The provisions of this Section 7(c) will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Company’s proxy statement pursuant to those rules and regulations.

(d) The determination of whether any business sought to be brought before any annual meeting or special meeting of the shareholders is properly brought in accordance with this Section 7 will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, he or she will so declare to the meeting, and the business will not be considered or acted upon.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. Number; Authority. The Board of Directors shall be composed of eleven members unless the number of members of the Board of Directors is changed by action of the shareholders taken in accordance with the laws of the State of Ohio, the Articles of Incorporation and these Regulations or by a resolution adopted by the affirmative vote of a majority of the directors then in office. The directors may, from time to time, increase or decrease the number of directors, provided that the directors shall not increase the number of directors to more than fifteen persons or decrease the number of directors to less than nine persons. Any director’s office that is created by an increase in the number of directors pursuant to action taken by the Board of Directors may be filled by the vote of a majority of the directors then in office. No reduction in the number of directors by action taken by the shareholders or the directors shall, of itself, shorten the term or result in the removal of any incumbent director. Except where the law, the Articles of Incorporation or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Company shall be exercised by the directors.

SECTION 2. Election of Directors; Term of Office.

(a) At each annual meeting of shareholders, or at a special meeting called for the purpose of electing directors, each director shall be elected for a term expiring at the next annual meeting of shareholders following his or her election as a director and shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death.

(b) At a meeting of the shareholders at which directors are to be elected, only persons properly nominated as candidates will be eligible for election as directors. Candidates may only be properly nominated (i) by the Board of Directors or (ii) by any shareholder in accordance with subsection (c) of this Section 2.

(c) For a shareholder properly to nominate a candidate for election as a director at a meeting of the shareholders, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice of the nomination and at the time of the meeting, (ii) be entitled to vote at the meeting in the election of directors, and (iii) have given timely written notice of the nomination to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, in the case of an annual meeting, not earlier than the one hundred twentieth calendar day and not later than the close of business on the ninetieth calendar day prior to the anniversary of the previous year’s annual meeting and, in the case of a special meeting, not later than the close of business on the tenth calendar day after the date of such meeting is first publicly disclosed. In no event shall the adjournment or postponement of an annual or special meeting commence a new time period (or extend the time period) for the giving of a shareholder’s notice. A shareholder’s notice must set forth, as to each candidate: (A) the name, age, business address and residence address of the candidate; (B) the principal occupation or employment of the candidate; (C) the number of shares of common stock of the Company that are owned of record or beneficially by the candidate; (D) all of the information about the candidate required to be disclosed in a proxy statement complying with the rules and regulations of the Securities and Exchange Commission used in connection with the solicitation of proxies for the election of the candidate as a director; (E) the written consent of the candidate to serve as a director if elected and a representation that the candidate (i) does not and will not have any undisclosed voting commitments or other undisclosed arrangements with respect to his or her actions as a director and (ii) will comply with these Regulations and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company; (F) the name and address, as they appear on the Company’s books, or, if different, the current name and address of the shareholder making such nomination and of the beneficial owner, if any, on whose behalf the nomination is made; (G) the class and number of shares that are owned of record or beneficially by the shareholder and by any such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the Company in writing of the class and number of shares that are owned of record or beneficially by the shareholder and by any such beneficial owner as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (H) a description of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (I) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) in effect as of the date of the notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to shares of common stock of the Company (including an increase or decrease in such voting power resulting from any business practice or custom), and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement, understanding, business practice or custom in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (J) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (K) a representation whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of the Company’s outstanding common stock and/or otherwise to solicit proxies from shareholders in support of the nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company (as provided for in the Company’s Corporate Governance Guidelines) or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee from the Company, the nominating shareholder and their respective affiliates or associates.

(d) The determination of whether any nomination sought to be brought before any meeting of the shareholders is properly made in accordance with this Section 2 will be made by the presiding officer of the meeting. If the presiding officer determines that one or more of the candidates has not been nominated in accordance with this Section 2, he or she will so declare to the meeting, and the candidates will not be considered or voted upon.

SECTION 3. Vacancies; Resignations; Removal of Directors. In the event of the occurrence of any vacancy or vacancies in the Board, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term. Any director may resign at any time by oral statement to that effect made at a meeting of the Board or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time thereafter as the director may specify. All the directors, or any individual director, may be removed from office by the vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Company entitled to vote to elect directors in place of the director or directors to be removed, provided that unless all the directors are removed, no individual director shall be removed if the votes of a sufficient number of shares are cast against such director’s removal which, if cumulatively voted at an election of all the directors would be sufficient to elect at least one director; provided further, that, if shareholders do not have the right to vote cumulatively under the laws of the State of Ohio or the Articles of Incorporation, such directors or individual director may be removed from office by the vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Company entitled to vote to elect directors in place of the director or directors to be removed. In the event of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director so removed from office shall be deemed to create a vacancy in the Board of Directors. Notwithstanding Article X of these Regulations, the provisions of this Section 3 of Article II may be amended, repealed or supplemented only by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Company on such proposal.

SECTION 4. Meetings. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organizational meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. Other meetings of the Board may be held at any time within or without the State of Ohio in accordance with the bylaws, resolutions, or other action by the Board. Unless otherwise expressly stated in the notice thereof, any business may be transacted at any meeting of the Board.

SECTION 5. Quorum; Adjournment. A quorum of the Board shall consist of a majority of the directors then in office; provided that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Regulations otherwise expressly provided.

SECTION 6. Committees. The Board may from time to time create or appoint an Executive Committee and any other committee or committees deemed advisable by the Board for the proper transaction of the Company’s business. Any such committee shall be composed of not less than three directors, each of whom shall serve at the pleasure of, and be subject at all times to the control and direction of, the Board. Any such committee shall act only in the intervals between meetings of the Board and shall have such authority as adheres to the committee by virtue of the provisions of this section or as may, from time to time, be delegated by the Board, except that no committee shall have authority to fill vacancies in the Board or in any committee of the Board. Subject to the aforesaid exceptions, and in the absence of express delegation of authority by the Board, the Executive Committee may transact all business and do and perform all things which may or might be transacted or done by the Board. Subject to the aforesaid exceptions with respect to the filling of vacancies in the Board or in any committee, any person dealing with the Company shall be entitled to rely upon any act of, or authorization of any act by, such committees, to the same extent as an act or authorization of the Board. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors. Unless otherwise ordered by the Board, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure, and may act by a majority of its members at a meeting or without a meeting by a writing or writings signed by all of its members. The directors may appoint one or more alternate members of any such committee to take the place of any absent member or members at any meeting of such committee and, if permitted by law, to join in any action of such committee authorized or taken without a meeting; each such alternate shall serve at the pleasure of, and be subject at all times to the control and direction of, the Board.

SECTION 7. Bylaws. The Board may adopt bylaws for its own government, not inconsistent with the Articles of Incorporation or these Regulations.

ARTICLE III

OFFICERS

SECTION 1. Election and Designation of Officers. The Board, at its organizational meeting, may elect a Chairman of the Board and shall elect a Chief Executive Officer, a President, a Secretary, a Treasurer, and, in its discretion, at any meeting of the Board, may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers as the Board may deem necessary. The Chairman of the Board shall be a director, but no one of the other officers need be a director. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity for the Company, if such instrument is required to be executed, acknowledged, or verified by two or more officers.

SECTION 2. Term of Office; Vacancies. The officers of the Company shall hold office until the next organizational meeting of the Board and until their successors are elected, except in case of resignation, death, or removal. The Board may remove any officer at any time with or without cause by a two-thirds vote of the members of the Board then in office. Any vacancy in any office may be filled by the Board.

SECTION 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of shareholders and of the Board and shall have such authority and perform such duties as the Board may determine.

SECTION 4. Chief Executive Officer and President. Subject to directions of the Board, the Chief Executive Officer shall have general executive supervision over the property, business, and affairs of the Company. The President, who may also be the Chief

Executive Officer, shall have such authority and perform such duties as the Board may determine. Unless otherwise determined by the Board, when circumstances prevent the Chief Executive Officer from acting, the President (if different) shall perform all the duties and possess all the authority of the Chief Executive Officer. Unless otherwise determined by the Board, when circumstances prevent the President from acting, the other officers of the Company shall perform all the duties and possess all the authority of the President, and shall have priority in the performance of such duties and exercise of such authority in the order designated by the Board.

SECTION 5. Vice Presidents. The Vice Presidents shall have such authority and perform such duties as the Board may determine.

SECTION 6. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and of the Board. He or she shall keep such books as may be required by the Board, shall give notices of shareholders’ meetings and of Board meetings required by law, or by these Regulations, or otherwise, and shall make such certifications as he or she deems necessary or advisable.

SECTION 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Company, and shall do with the same as may be ordered by the Board. He or she shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors.

SECTION 8. Controller. The Controller shall have general charge and supervision of the preparation of financial reports.

SECTION 9. Other Officers. The Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, if any, in addition to such authority and duties as the Board may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

SECTION 10. Authority and Duties. The officers shall have such authority and perform such duties, in addition to those specifically set forth in these Regulations, as the Board may determine. The Board is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

ARTICLE IV

COMPENSATION

The Board, by the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability and death benefits, for services to the Company by directors and officers, or to delegate such authority to one or more officers or directors.

ARTICLE V

INDEMNIFICATION

(a) The Company shall indemnify each person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other entity or enterprise, against any and all liability and reasonable expense that may be incurred by him or her in connection with or resulting from any threatened, pending, or completed claim, action, suit, or proceeding (whether brought by or in the right of the Company or such other entity or otherwise), civil, criminal, administrative, or investigative, or in connection with an appeal relating thereto, in which he or she may become involved, as a party or otherwise, by reason of being or having been a director, officer, or employee of the Company or a director, trustee, officer, employee, member, manager, or agent of such other entity, or by reason of any past or future action taken or not taken in such capacity, whether or not he or she continues to be such at the time such liability or expense is incurred, provided such person acted, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or such other entity, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

(b) As used in this Article, the terms “liability” and “expense” shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a person referred to in this Article other than amounts paid to the Company itself or to such other entity served at the Company’s request. The termination of any claim, action, suit, or proceeding, civil, criminal, administrative, or investigative, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere or its equivalent, shall not create a presumption that such person did not meet the standards of conduct set forth in paragraph (a) of this Article.

(c) To the extent that any such person referred to in this Article has been successful, on the merits or otherwise, in defense of any claim, action, suit, or proceeding of the character described herein, or in defense of any claim, issue, or matter therein, he or she shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (1) the Board, acting by a quorum consisting of directors who are not parties to (or who have been successful with respect to) such claim, action, suit, or proceeding, shall find that the person has met the standards of conduct set forth in paragraph (a) of this Article, (2) independent legal counsel (who may be the regular counsel of the Company) selected by a quorum consisting of directors who are not parties to (or who have been successful with respect to) such claim, action, suit, or proceeding shall deliver to the Company their written advice that, in their opinion, such person has met such standards, or (3) the court in which such claim, action, suit, or proceeding was brought finds that such person has met such standards. In the event of a change in control of the Company, the independent legal counsel referred to in clause (2) of the immediately preceding sentence shall be selected by the person seeking indemnification hereunder.

(d) Expense incurred with respect to any such claim, action, suit, or proceeding may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification under this Article.

(e) The rights of indemnification provided in this Article shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall continue as to a person who has ceased to serve in a capacity referred to in this Article and shall inure to the benefit of the heirs, executors, and administrators of any such person.

(f) In the case of a merger into this Company of a constituent corporation that, if its separate existence had continued, would have been required to indemnify its directors, trustees, officers, employees, members, managers, or agents in specified situations, any person who served as a director, officer, or employee of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other entity or enterprise, shall be entitled to indemnification by this Company (as the surviving corporation) to the same extent he or she would have been entitled to indemnification by the constituent corporation, if its separate existence had continued.

(g) A right to indemnification or to advancement of expenses arising under this Article shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative, or investigative claim, action, suit, or proceeding for which indemnification or advancement of expenses is sought.

ARTICLE VI

RECORD DATES

For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:

(1) receive notice of or to vote at a meeting of shareholders,

(2) receive payment of any dividend or distribution,

(3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or

(4) participate in the execution of written consents, waivers, or releases,

the Board may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2), and (3) above, shall not be more than sixty days preceding the date of the meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board or the persons who shall have fixed the original record date shall, subject to the limitations set forth in this Article, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned.

ARTICLE VII

EXECUTION OF DOCUMENTS

Except as otherwise provided in these Regulations, or by specific or general resolutions of the Board, all documents evidencing conveyances by or contracts or other obligations of the Company shall be signed by the Chairman of the Board, if any, the Chief Executive Officer, the President, or a Vice President, and attested by the Secretary or an Assistant Secretary.

ARTICLE VIII

CERTIFICATES FOR SHARES

SECTION 1. Form of Certificates and Signatures. Each holder of shares is entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Company, which shall certify the number and class of shares held by him or her in the Company, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Company may be facsimile, engraved, stamped, or printed. Although any officer of the Company whose manual or facsimile signature is affixed to such a certificate so countersigned ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered. The Board may provide by resolution that some or all of any or all classes and series of shares of the Company shall be uncertificated shares to the extent permitted by the Ohio General Corporation Law.

SECTION 2. Transfer of Shares. Shares of the Company shall be transferable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney (and, if issued in certificated form, upon surrender and cancellation of certificates for a like number of shares of the same class or series), with duly executed assignment and power of transfer provided in connection therewith, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

SECTION 3. Lost, Stolen, or Destroyed Certificates. The Company may issue a new certificate for shares or provide for uncertificated shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the Board may, in its discretion, require the owner, or his or her legal representatives, to give the Company a bond containing such terms as the Board may require to protect the Company or any person injured by the execution and delivery of a new certificate or the provision of uncertificated shares.

SECTION 4. Transfer Agents and Registrars. The Board may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board shall have authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificated and uncertificated shares of the Company.

ARTICLE IX

AUTHORITY TO TRANSFER AND VOTE SECURITIES

The Chairman of the Board, the Chief Executive Officer, the President, and a Vice President of the Company are each authorized to sign the name of the Company and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Company and to issue the necessary powers of attorney for the same; and each such officer is authorized, on behalf of the Company, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

ARTICLE X

AMENDMENTS

The Regulations of the Company may be amended or new Regulations may be adopted by the shareholders, at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on such proposal or, without a meeting, by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. The Regulations of the Company may also be amended by the directors to the extent permitted by the Ohio General Corporation Law.